UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 3)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Varian Semiconductor Equipment Associates, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT #3 TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by Varian Semiconductor Equipment Associates, Inc. (the “Company”) on June 29, 2011, as supplemented by the Schedule 14A filed with the SEC on July 15, 2011 and on July 22, 2011 (as supplemented, the “Definitive Proxy Statement”), which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The following disclosure restates the last sentence of the second paragraph on page 9 under the heading “Legal Proceedings Regarding the Merger” and the last sentence of the second paragraph on page 51 under the heading “Legal Proceedings Regarding the Merger”.

On July 21, 2011, plaintiff filed a notice of voluntary dismissal of his action without prejudice, pursuant to Federal Rule of Civil Procedure 41(a)(1)(A).

The following disclosure is added to the end of the third paragraph on page 9 under the heading “Legal Proceedings Regarding the Merger” and to the end of the third paragraph on page 51 under the heading “Legal Proceedings Regarding the Merger”.

On July 25, 2011, plaintiff in the LMPERS Action filed a motion for expedited discovery and a motion for a preliminary injunction seeking to enjoin the merger.